UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 31, 2007

uVuMobile, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-26809	91-1962104
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

3505 Koger Boulevard, Suite 400, Duluth, GA	30096
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 279-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 31, 2007 the Board of Directors of the Company voted to terminate all employment agreements of executives of the company. Among others, the following employment agreements of named executive officers were terminated: David Ross, Interim Chief Executive Officer, William Loughman, Chief Financial Officer, Scott Hughes, Chief Technology Officer, and Tony Novia, SVP - Content and Distribution. The Company does not currently have funds available to satisfy any severance or other obligations arising as a result of such terminations. In addition, employment was terminated for Ronald Warren, VP of Investor Relations and Corporate Communications.

The Board of Directors is currently determining compensation of those executives who will remain with the Company during the transition period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

uVuMobile, Inc

Dated: August 2, 2007	By:	/s/ William J. Loughman
Name: William J. Loughman Title: Chief Financial Officer